Exhibit 10.10

ESCROW AGREEMENT

This Agreement is made this ____ day of _________, 2023, by and between, Roth Capital Partners, LLC (“Roth”) as agent for a best efforts public offering (the “Bunker Hill Offering”), and California Bank & Trust (“Escrow Holder”) for the account of Bunker Hill Mining Corp. (“Bunker Hill”) in connection with the Bunker Hill Offering with regard to the following matters.

Recitals

In the Bunker Hill Offering, Bunker Hill intends to offer for sale common shares of Bunker Hill (the “Securities”) of a minimum offering size of approximately US$6,500,000 (the “Minimum Offering Amount”) and a maximum offering size of approximately US$11,000,000. The Parties desire to establish an escrow account to which subscription monies which are received by the Escrow Holder from the subscribers of the Securities are to be credited, which subscription monies will be deposited and held in escrow on the terms and conditions contained herein. This Agreement concerns the holding and disbursement of the escrowed funds.

Escrow Holder agrees to establish the escrow account and to maintain the monies in escrow according to the terms and conditions of this Agreement, and hereby consents to act as the Escrow Holder.

1. Deposits. All monies received by Escrow Holder shall be deposited into a non-interest bearing account entitled California Bank & Trust, Escrow Holder for Bunker Hill Offering (the “Escrow Account”). Such Escrow Account shall be held in escrow by the Escrow Holder for the benefit of either Bunker Hill or each of the subscribers that have funded the Escrow Account, as appliable, and such funds in the Escrow Account shall be promptly released or returned by the Escrow Holder directly to Bunker Hill or the subscribers, as applicable, when the Minimum Offering Amount is either obtained or not achieved as further described in Section 3.

2. Compensation of Escrow Holder. Escrow Holder’s sole compensation for its services under this Agreement shall be the right to hold the funds pending disbursement in a non-interest bearing account; provided, however, that Escrow Holder may deduct from the Escrow Account or seek reimbursement from Roth its customary fees and charges for disbursing the funds.

3. Disbursements. Escrow Holder shall promptly disburse funds from the Escrow Account only upon receiving (i) written instructions signed by Roth of whether the Minimum Offering Amount is either achieved or not achieved, and (ii) confirmation in writing of the instructions signed by one authorized signer of Roth, as such authorized signatures appear on Exhibit “A” attached hereto. If subscriptions for the Minimum Offering Amount have not been achieved in the Bunker Hill Offering in the United States and Canada on or before (i) 90 days after the effective date of the registration statement for the Bunker Hill Offering or (ii) such earlier date as determined by the Company, Roth and the Canadian placement agent for the Bunker Hill Offering, then upon written instruction by Roth that such Minimum Offering Amount has not been obtained, the Escrow Holder shall terminate the Escrow Account and promptly return the subscription funds directly to each subscriber as the beneficiary of such funds based on the amount funded by each such subscriber. If subscriptions for the Minimum Offering Amount are obtained as indicated in the written instructions provided by Roth, then the Escrow Holder shall promptly and directly disburse such funds to Bunker Hill as the beneficiary of such funds.

4. Escrow Holder Not a Trustee or Fiduciary. Nothing contained in this Agreement shall constitute the Escrow Holder as trustee or fiduciary for any party hereto, or impose on the Escrow Holder any duties or obligations other than those for which there is an express provision herein. Except as provided herein, Escrow Holder shall have no responsibility or liability for delivery of the funds in the Escrow Account.

(a)       For all purposes connected herewith, Escrow Holder shall be entitled to assume that the Parties hereto are exclusively entitled to their share of the escrow funds in accordance with this Agreement, and any further instructions given pursuant hereto, and are fully authorized and empowered, without affecting the rights of any third parties, to appoint the Escrow Holder as the Escrow Holder in accordance with the terms and provisions hereof.

(b)       The Escrow Holder shall be obliged to render statements of account only with respect to the escrow funds deposited to the account of the parties referred to herein and the Escrow Holder shall not be under any obligation to render statements of account to any third parties unless Escrow Holder so consents in writing.

5. Indemnity. The Parties hereby agree to defend, indemnify, protect, save and hold harmless Escrow Holder, and its successors and assigns and agents (the “Indemnified Parties”) pursuant to this Agreement, from any and all liabilities, obligations, losses, damages, claims, actions, suits, costs or expenses (including, without limitation, reasonable attorneys’ fees of outside counsel) of whatever kind or nature imposed on, incurred by or asserted against Escrow Holder which in any way relate to or arise out of the execution and delivery of this Agreement and any action taken hereunder, including without limitation, the claims of third parties relating to the matters referred to or contemplated in this Escrow Agreement; provided, however, that neither will have any obligation to indemnify, save and hold harmless any Indemnified Party for any liability incurred by, imposed upon or established against such Indemnified Party, as the case may be, for its willful misconduct or gross negligence.

6. Limitations on Liability.

(a)       It is understood and agreed that the Escrow Holder shall incur no Liability (except for acts of gross negligence or willful misconduct) and be under no obligation to take any steps or action (whether by commencement of legal proceedings or otherwise) to insure that any funds are actually received by the Escrow Holder.

(b)       None of the provisions hereof shall be construed so as to require the Escrow Agent to expend or risk any of its own funds or otherwise incur any liability in the performance of its duties under these Instructions and it shall be under no obligation to make any payment except out of the funds received by it (after deduction of its fees and expenses).

(c)       If it becomes illegal or impossible for the Escrow Holder to carry out any of the provisions hereof, the Escrow Agent shall incur no liability as a consequence of the enforceability of lack thereof of any agreements referred to herein.

(d)       The Escrow Holder shall not be required to take or be bound by notice of default of any person, or to take any action with respect to such default is given to Escrow Holder by the undersigned or any of them, unless the Escrow Holder is indemnified in a manner satisfactory to it against such expense or liability.

(e)       The Escrow Holder shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Holder to be signed by the proper party or parties. The Escrow Holder will be entitled to treat as genuine and as the document it purports to be any letter, paper, telex, or other document furnished or caused to be furnished to the Escrow Holder by Roth, Bunker Hill or the Bank, and believed by the Escrow Holder to be genuine and to have been transmitted by the proper party or parties. The Escrow Holder shall have no liability with respect to any good faith action taken or allowed by it hereunder.

(f)       The Escrow Holder shall not be liable for any error or judgment or for act done or step taken or omitted by it in good faith or for any mistake or fact or law (except for acts of gross negligence or willful misconduct), or for anything which it may do or refrain from doing in connection herewith, and the Escrow Holder shall have no duties to anyone except those signing these Instructions.

(g)       The Escrow Holder may consult with legal counsel in the event of any dispute or questions as the interpretation or construction of these Instructions or the Escrow Holder’s duties hereunder, and the Escrow Holder shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel. Any fees or costs so incurred shall be borne by the signatories hereto, other than the Escrow Holder.

(h)       In the event of any disagreement between the undersigned or any person or persons named in these Instructions, and any other person, resulting in adverse claims and demands being made in connection with or for any money involved herein or affected hereby, the Escrow Holder shall be entitled at its option to refuse to comply with any such claims or demands, so longs as such disagreement shall continue, and in so doing the Escrow Holder shall not be or become liable for damages or interest to the undersigned or any of them, or to any person named in these Instructions, for its refusal to comply with such conflicting or adverse demands; and the Escrow Holder shall be entitled to continue so to refrain and refuse to act until:

(i)       the rights of the adverse claimants have been finally adjudicated in a court or by arbitration as set forth below assuming and having jurisdiction of the parties and the money involved herein and affected hereby; or

(ii)       all differences have been adjudicated by agreement and the Escrow Holder has been notified thereof in writing by all of the persons interested.

(iii)       In the event of such disagreement, the Escrow Holder, in its discretion, may file suit in interpleader or for declaratory relief for the purpose of having the respective rights of the claimants adjudicated, and deposit with the court all documents and property held hereunder, and Escrow Holder’s fee and all reasonable costs and reasonable counsel fees incurred in such action and said costs and fees shall be payable against the interpled funds and shall constitute a lien thereon.

7. Modification, Amendment, Rescission. No modification, amendment, rescission supplement or change of these Instructions shall be valid, binding or in effect unless notice thereof is given to the Escrow Holder in writing by all parties hereto and accepted by the Escrow Holder.

8. Resignation of the Escrow Holder. The Escrow Holder reserves the right to resign as the Escrow Holder at any time by giving five (5) business days written notice thereof to all parties at the last known address. Upon notice or resignation by the Escrow Holder, the undersigned agree that the Escrow Holder may deliver the deposited funds, upon payment in full of all fees due the Escrow Holder to such replacement Escrow Holder. If no notice is promptly received from the undersigned and the replacement Escrow Holder, the Escrow Holder may petition any court of competent jurisdiction for disposition of the assets and the Escrow Holder shall thereby by released from any and all responsibility and liability to the parties hereto.

9. Successors and Assigns. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. The provisions hereof in favor of the Escrow Holder shall survive the termination of the Escrow Account and these Instructions.

10. Notices. All notices, instructions and other communication under these Instructions shall be in writing and shall be deemed given to the Escrow Holder only upon the Escrow Holder’s actual receipt of same. The Parties agree that any notice required to be sent by this Agreement may be sent by regular mail, overnight delivery or facsimile transmission.

Notices: If to Escrow Holder: California Bank & Trust
Attention: Tippy Chansila
6500 Wilshire Blvd.
Los Angeles, CA 90048
Phone: (323) 658-6688
Fax: (855) 216-8165

If to Roth: Roth Capital Partners, LLC
Attn: Nazan Akdeniz
Phone: (949) 720-5740
Email: nakdeniz@roth.com

11. Counterparts. This Escrow Agreement may be executed in counterparts.

Executed at Newport Beach, California, effective the date first noted above.

CALIFORNIA BANK & TRUST

By:_____________________

ROTH CAPITAL PARTNERS, LLC

By:_____________________

Its: Chief Financial Officer

By:_____________________

Its: Vice President - Finance

Exhibit “A”

Authorized signers of the Parties for giving disbursement instructions to Escrow Holder.

Name of Party: Roth

Gordon Roth	Signature:

Donald Skrdlant	Signature: ____________________________